UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 9, 2011

LANTRONIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16027	33- 0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Technology Drive
Irvine, California 92618
(Address of principal executive offices, including zip code)

(949) 453-3990
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Lantronix, Inc. (“Lantronix”) approved participants for fiscal year 2012 under the Company’s Performance Bonus Plan (the “Bonus Plan”).  The Bonus Plan is currently based upon semi-annual performance and is paid out, if at all, semi-annually.  On September 9, 2011, the Committee also approved performance goals and a bonus formula for the first half of fiscal year 2012, which ends on December 31, 2011.

On September 9, 2011, the Committee designated Mr. Kurt Busch, Lantronix’s chief executive officer, as a Bonus Plan participant for fiscal year 2012.  Moreover, if the Company were to hire new executive officers during the course of the year, including a new chief financial officer, they would also likely participate in the Bonus Plan for fiscal year 2012.  The Committee also designated other Lantronix employees who are not executive officers as Bonus Plan participants for fiscal year 2012.

For fiscal year 2012, the Committee approved two performance measures for the chief executive officer and the future chief financial officer (if any). These goals relate to Lantronix achieving certain levels of annual revenue and earnings before interest, taxes, depreciation and amortization (which includes stock-based compensation expenses under ASC 718) (“EBITDA”).  The goals are weighted 60% towards revenue and 40% towards EBITDA.  The Committee expects to establish performance goals and a bonus formula for the second half of fiscal year 2012 in the first quarter of calendar year 2012.  The Committee expects to use the same or similar performance metrics for the chief executive officer and the chief financial officer in the second half of fiscal year 2012.

The target bonus payable under the Bonus Plan for fiscal year 2012 to Lantronix’s chief executive officer is equal to 40% of his annual base salary.  The target bonus for future executive officers, including a chief financial officer, is not expected to exceed 40% of his or her annual base salary.

The actual bonuses payable for fiscal year 2012, if any, will vary depending on the extent to which actual performance meets, exceeds or falls short of the goals approved by the Committee. In addition, the Committee retains discretion to reduce or eliminate or otherwise adjust the bonus that otherwise would be payable based on actual performance. In addition, the Committee retains the discretion to exclude one-time non-recurring expenses in calculating the extent to which EBITDA is achieved.  Each of the Bonus Plan participants must remain an employee in good standing through the end of each half of fiscal year 2012 in order to be eligible for any bonus in respect of each half fiscal year.  The Bonus Plan payouts, if any, may be made in cash or in the form of fully-vested restricted stock units under the terms and conditions of the Company’s 2010 Stock Incentive Plan, or in some combination thereof, at the Committee’s discretion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTRONIX, INC.

By:	/s/ James Kerrigan
James Kerrigan Interim Chief Financial Officer

Date:  September 15, 2011